For the six months ended (a) 11/30/96
File number (c)811-5248

                          SUB-ITEM 77O
          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer:
     Decision One

2.   Date of Purchase:
     4/3/96

3.   Number of Securities Purchased:
     75,000

4.   Dollar Amount of Purchase:
     $1,350,000

5.   Price Per Unit:
     $18.00

6.   Name(s) of Underwriter(s)
     or Dealer(s) from whom Purchased:
     Smith Barney Inc.
     Lehman Brothers
     J.P. Morgan & Co.

7.   Other Underwriters in Syndicate:
     Alex, Brown & Sons Incorporated
Banque Indosuez
     The Chicago Corporation
Credit Lyonnais Securities
     Cowen & Company
Daiwa Europe Limited
     Dain Bosworth Incorporated
ING Bank N.V.
     Dean Witter Reynolds Inc.
Swiss Bank Corporation
     Donaldson, Lufkin & Jenrette Securities
Corporation
     First of Michigan Corporation
     Interstate/Johnson Lane Corporation
     Janney Montgomery Scott Inc.
     McDonald & Company Securities, Inc.
     Merrill Lynch, Pierce Fenner & Smith
Incorporated
     Montgomery Securities
     Morgan Stanley & Co. Incorporated
     Oppenheimer & Co., Inc.
     Paine Webber Incorporated
     Prudential Securities Incorporated
     Pryor, McClendon, Counts & Co., Inc.
     The Robinson-Humphrey Company, Inc.
     Tucker Anthony Incorporated
     H.C. Wainwright & Co., Inc.